UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2026

Medline Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-43022	33-1845288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Lakes Drive

Northfield, IL 60093

(Address of principal executive offices and zip code)

(847) 949-5500

(Registrant’s telephone number,

including area code)

Not Applicable

(Former name or former address, if

changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	MDLN	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Refinancing Transactions

Overview

On May 28, 2026, Medline Borrower, LP (the “Issuer”) and Medline Co-Issuer, Inc. (the “Co-Issuer” and, together with the Issuer, the “Issuers”), indirect subsidiaries of Medline Inc. (the “Company”), issued $1,250.0 million aggregate principal amount of 5.000% senior secured notes due 2031 (the “2031 Notes”) and $750.0 million aggregate principal amount of 5.250% senior secured notes due 2033 (the “2033 Notes” and, together with the 2031 notes, the “Notes”), under an Indenture, dated as of May 28, 2026 (the “Indenture”), among the Issuers, Medline Intermediate, LP (“Holdings”), the direct parent of the Issuer, the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”), paying agent, transfer agent, registrar and notes collateral agent (in such capacity, the “Notes Collateral Agent”).

Concurrently with the Notes offering, the Issuer refinanced its existing senior secured dollar-denominated term loan facility due 2030 (the “2030 Term Loan Facility”) with a new senior secured dollar-denominated term loan facility in an aggregate principal amount of approximately $2,750.0 million (the “2033 Refinancing Term Loan Facility” and, together with the existing revolving credit facility, the “Senior Secured Credit Facilities”).

The net proceeds from the Notes offering, together with the borrowings under the 2033 Refinancing Term Loan Facility and cash on hand, were used to (i) repay in full all outstanding indebtedness under the Issuer’s existing senior secured dollar-denominated term loan facility due 2028, (ii) refinance approximately $724.0 million of the 2030 Term Loan Facility, (iii) redeem approximately $500.0 million of the Issuers’ 6.250% Senior Secured Notes due 2029 and (iv) pay the related fees and expenses with respect to (i) through (iii).

Indenture

The following is a summary of the terms of the Notes and the Indenture. Capitalized terms used herein, but not defined herein, will have the meanings given to them in the Indenture.

The Notes and the related Guarantees (as defined below) are secured by substantially all assets of the Issuers and the guarantors which assets also secure the Issuers’ and the guarantors’ obligations under the Senior Secured Credit Facilities, the Issuers’ 3.875% Senior Secured Notes due 2029 and the Issuers’ 6.250% Senior Secured Notes due 2029 (collectively, the “Existing Secured Notes”) on a pari passu basis, subject to permitted liens.

Interest; Ranking; Guarantees; Collateral

Interest on the Notes accrues at the rate of 5.000% per annum in the case of the 2031 Notes and 5.250% per annum in the case of the 2033 Notes and, in both cases, is payable semi-annually in arrears on June 15 and December 15 of each year, commencing on December 15, 2026. The 2031 Notes mature on June 15, 2031 and the 2033 Notes mature on June 15, 2033. The Notes are unconditionally guaranteed (the “Guarantees”) by Holdings and each of the Issuer’s wholly owned domestic restricted subsidiaries (other than the Co-Issuer) that guarantee the Senior Secured Credit Facilities.

In addition, prior to the date an Investment Grade Event occurs and the Issuer and its restricted subsidiaries would be permitted to incur all liens existing as of such date (after giving effect to the release of the liens on the Collateral securing the Notes obligations and the liens on any other indebtedness released substantially concurrently) pursuant to the Indenture as if such liens were incurred on such date (such date, the “Collateral Release Date”), the Notes are collateralized by first-priority perfected security interests in (i) all the capital stock of, or other equity interests in, the Issuer and each of the Issuer’s and the subsidiary guarantors’ material direct or indirect wholly owned restricted domestic subsidiaries and 65% of the capital stock of, or other equity interests in, each of the Issuer’s or any subsidiary guarantors’ direct wholly owned first-tier restricted foreign subsidiaries, and (ii) certain tangible and intangible assets of the Issuers and those of the subsidiary guarantors (subject to certain exceptions and qualifications). The assets securing the Notes and the Company’s obligations under the Senior Secured Credit Facilities and the Existing Secured Notes are also subject to a intercreditor agreement, dated as of October 21, 2021, among Bank of America, N.A., as Bank Collateral Agent, the collateral agents for the Existing Secured Notes, the Issuers, the guarantors party thereto and the Notes Collateral Agent (as amended as of the date hereof, the “Pari Passu Intercreditor Agreement”).

The Notes are the Issuers’ and the Guarantees are the guarantors’ senior secured obligations, ranking equally in right of payment with all of the Issuers’ and each guarantor’s existing and future senior indebtedness, senior in right of payment to all of the Issuers’ and each guarantor’s future subordinated indebtedness and other obligations that expressly provide for their subordination to the Notes and the Guarantees, effectively senior to all of the Issuers’ and each guarantor’s existing and future unsecured indebtedness, to the extent of the value of the collateral securing the Notes, equally in priority as to the collateral securing the Notes with respect to borrowings and guarantees under the Senior Secured Credit Facilities, the Existing Secured Notes and any other pari passu indebtedness, and structurally subordinate to all existing and future indebtedness, claims of holders of preferred stock and other liabilities of any subsidiary of an Issuer or a guarantor that is not a guarantor or co-issuer of the Notes.

Optional Redemption

The 2031 Notes are redeemable at any time prior to May 15, 2031, in whole or in part, at the Issuers’ option, at a redemption price equal to the greater of 100% of the principal amount of the 2031 Notes to be redeemed and an applicable “make-whole” price specified in the Indenture and the 2031 Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. The 2031 Notes are redeemable at any time on or after May 15, 2031, in whole or in part, at the Issuers’ option, at a redemption price equal to 100% of the principal amount of the 2031 Notes to be redeemed plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

The 2033 Notes are redeemable at any time prior to April 15, 2033, in whole or in part, at the Issuers’ option, at a redemption price equal to the greater of 100% of the principal amount of the 2033 Notes to be redeemed and an applicable “make-whole” price specified in the Indenture and the 2033 Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. The 2033 Notes are redeemable at any time on or after April 15, 2033, in whole or in part, at the Issuers’ option, at a redemption price equal to 100% of the principal amount of the 2033 Notes to be redeemed plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Change of Control

Subject to certain limitations, in the event of a Change of Control Triggering Event, the Issuers will be required to offer to repurchase the Notes at a price of 101% of their principal amount plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

Covenants; Events of Default

The Indenture contains certain covenants, including, among others, covenants that restrict the ability of the Issuers and certain of its subsidiaries to (i) create or incur liens; (ii) merge, consolidate or transfer or sell all or substantially all of the Issuers’ or the guarantors’ assets; (iii) following the Collateral Release Date, enter into certain sale and leaseback transactions; and (iv) permit restricted subsidiaries that are not guarantors to guarantee certain indebtedness without also guaranteeing the Notes. Upon the satisfaction of the conditions for the Collateral Release Date, including the occurrence of an Investment Grade Event, the Collateral and the Guarantees will be released, the Issuers and their restricted subsidiaries will no longer be subject to the covenant limiting guarantees by restricted subsidiaries or the covenant requiring the grant of security interests in after-acquired collateral, and the liens covenant will be modified, as described in the Indenture. Following such release, the Collateral and the Guarantees will not be reinstated upon any subsequent downgrade or withdrawal of such investment grade ratings.

The Indenture also contains customary provisions for events of default. In the case of an event of default, the principal amount of the Notes plus accrued and unpaid interest may be accelerated.

The description above is qualified in its entirety by the Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K, and the forms of the Notes, which are filed as Exhibits 4.2 and 4.3, respectively, to this Current Report on Form 8-K, each of which is incorporated by reference herein.

Credit Agreement Amendment

On May 28, 2026, Holdings, the Issuer and the subsidiary guarantors party thereto, entered into Amendment No. 7 to the Credit Agreement (the “Amendment”), which amended the Credit Agreement, dated as of October 21, 2021, among Holdings, the Issuer, the subsidiary guarantors party thereto, the lenders, the L/C issuers party thereto and Bank of America, N.A., as administrative agent, collateral agent, a lender and an L/C issuer (the “Credit Agreement”), to refinance the 2030 Term Loan Facility with the incurrence of the 2033 Refinancing Term Loan Facility.

The 2033 Refinancing Term Loan Facility will mature on May 28, 2033 (the “2033 Refinancing Term Loan Facility Maturity Date”) and is subject to the same affirmative and negative covenants and events of default as the 2030 Term Loan Facility outstanding under the Credit Agreement immediately prior to the Amendment. The term loans under the 2033 Refinancing Term Loan Facility amortize in equal quarterly installments in an aggregate annual amount equal to 1.00% of the original principal amount of such term loans as of the date of the Amendment, with the balance being payable on the 2033 Refinancing Term Loan Facility Maturity Date.

Borrowings under the 2033 Refinancing Term Loan Facility bear interest, at the Issuer’s option, at a rate per annum equal to an applicable margin over either (a) a base rate determined by reference to the highest of (1) the “Prime Rate” in the United States as published in The Wall Street Journal, (2) the federal funds effective rate plus 1/2 of 1%, and (3) Term SOFR for a one-month interest period plus 1.00% or (b) a Term SOFR rate determined by reference to the applicable Term SOFR rate published on the Federal Reserve Bank of New York’s Website for the interest period relevant to such borrowing, subject to a Term SOFR floor equal to 0.50%.

Any voluntary prepayment, refinancing or repricing of the term loans under the 2033 Refinancing Term Loan Facility in connection with certain repricing transactions that occur prior to the 6-month anniversary of the date of the Amendment is subject to a prepayment premium of 1.0% of the principal amount of the term loans so prepaid, refinanced or repriced, subject to certain exceptions. The 2033 Refinancing Term Loan Facility is subject to mandatory prepayment on the same terms, and subject to the same exceptions, as the 2030 Term Loan Facility outstanding under the Credit Agreement immediately prior to the Amendment.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 relating to the Notes, the Indenture and the Amendment is contained in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

On May 28, 2026, certain selling stockholders affiliated with Blackstone Inc., Hellman & Friedman LLC and a wholly owned subsidiary of the Abu Dhabi Investment Authority (together, the “Selling Stockholders”) completed the previously-announced underwritten public offering of 72,554,594 shares of the Company’s Class A common stock, $0.0001 par value per share, at a public offering price of $37.00 per share. The Selling Stockholders granted the underwriters a 30-day option to purchase up to an additional 10,883,189 shares of the Company’s Class A common stock.

Conflicts of Interest

Affiliates of Blackstone and Carlyle each beneficially own in excess of 10% of our issued and outstanding common stock and affiliates of Blackstone received in excess of 5% of the net proceeds of the equity offering. Because Blackstone Securities Partners L.P. and TCG Capital Markets L.L.C. acted as underwriters in the equity offering, and their affiliates each own in excess of 10% of our issued and outstanding common stock and affiliates of Blackstone Securities Partners L.P. received in excess of 5% of the net proceeds of this offering, Blackstone Securities Partners L.P. and TCG Capital Markets L.L.C. were each deemed to have a “conflict of interest” under FINRA Rule 5121. Accordingly, the offering was made in compliance with the requirements of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” was not required in connection with the equity offering as a “bona fide public market,” as defined in FINRA Rule 5121, existed for our Class A common stock. Neither Blackstone Securities Partners L.P. nor TCG Capital Markets L.L.C. confirmed sales of the securities to any account over which they exercise discretionary authority without the specific written approval of the account holder.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

Exhibit 4.1	Indenture, dated as of May 28, 2026, among Medline Borrower, LP, as the Issuer, Medline Co-Issuer, Inc., as the Co-Issuer, Medline Intermediate, LP, as Holdings, the Subsidiary Guarantors named therein, and Wilmington Trust, National Association, as Trustee, Paying Agent, Transfer Agent, Registrar and Notes Collateral Agent.

Exhibit 4.2	Form of the 5.000% Senior Secured Note due 2031 (included in Exhibit 4.1 hereto).

Exhibit 4.3	Form of the 5.250% Senior Secured Note due 2033 (included in Exhibit 4.1 hereto).

Exhibit 10.1	Amendment No. 7 to the Credit Agreement, dated as of May 28, 2026, among Medline Intermediate, LP, Medline Borrower, LP, as successor in interest to Mozart Debt Merger Sub Inc., the guarantors from time to time party thereto, the lending institutions and L/C issuers from time to time party thereto, and Bank of America, N.A., as administrative agent, collateral agent, lender and L/C issuer.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

MEDLINE INC.

By:	/s/ Michael B. Drazin
Name:	Michael B. Drazin
Title:	Chief Financial Officer

Date: June 2, 2026